EXHIBIT 11

Statement re:  Computation of per share earnings

                                       --------------------------
                                        Years Ended December 31,
                                       --------------------------
                                       1996       1995        1994
                                       -----      -----       -----
                                           (in thousands)

Net income .........................   $6,419     $6,280     $5,636

Preferred dividend requirements ....      --         (85)      (112)
                                       ------     ------     ------

                                       $6,419     $6,195     $5,524
                                       ======     ======     ======



Weighted average common
      shares outstanding ........... 2,838,161   2,831,730   2,831,730

Earnings per common share ..........     $2.26       $2.19       $1.95


          The computation of per share earnings restated for the effects of a 3 for 2 stock split declared by the Company on February 27, 1997, to shareholders of record as of March 20, 1997, is as follows:

                                       --------------------------
                                        Years Ended December 31,
                                       --------------------------
                                       1996       1995        1994
                                       -----      -----       -----
                                           (in thousands)

Net income .........................   $6,419     $6,280     $5,636

Preferred dividend requirements ....      --         (85)      (112)
                                       ------     ------     ------

                                       $6,419     $6,195     $5,524
                                       ======     ======     ======




Weighted average common
      shares outstanding .......      4,257,242   4,247,595  4,247,595

Earnings per common share ......          $1.51       $1.46      $1.30